UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483

(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 12, 2013, diaDexus, Inc. (the “Company”) issued a press release reporting on topline lipoprotein-associated phospholipase A2 (“Lp-PLA2”) inhibitor Phase 3 clinical data from the STABILITY trial reported by GlaxoSmithKline plc (“GSK”). The announcement specified that GSK’s Lp-PLA2 inhibitor, darapladib, did not meet its primary endpoint measure, which was time to first occurrence of any major adverse cardiovascular event.

GSK has indicated that patient sub-group analyses of the STABILITY trial will be forthcoming. The Company’s patent protected research use only activity assay was used by GSK in the study to measure patient Lp-PLA2 activity at baseline and during follow-up visits. Lp-PLA2 levels aid in cardiovascular disease (“CVD”) risk assessment independent from other biomarkers—providing insight into the relationship between inflammation, atherosclerosis and CVD outcomes. GSK stated that it will continue investigating the role of Lp-PLA2 inhibition in connection with further analysis of the data from the STABILITY trial, including evaluation of the patient sub-groups. GSK indicated that further results from a second Phase 3 study of darapladib in acute coronary syndrome, designated as SOLID-TIMI 52, are expected to be available in 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “diaDexus, Inc. Provides Update Related to Topline Lp-PLA2 Inhibitor Data Reported by GlaxoSmithKline” issued by diaDexus, Inc. on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: November 12, 2013	By:	/s/ Jean-Frédéric Viret, Ph.D.
Jean-Frédéric Viret, Ph.D.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “diaDexus, Inc. Provides Update Related to Topline Lp-PLA2 Inhibitor Data Reported by GlaxoSmithKline” issued by diaDexus, Inc. on November 12, 2013.